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                                                                    Exhibit 99.1

[Kindred Logo]


     Contact: Richard A. Lechleiter
              Senior Vice President, Chief Financial Officer and Treasurer
              (502) 596-7734

                KINDRED HEALTHCARE TO RECORD INCREASED COSTS FOR
                          PROFESSIONAL LIABILITY CLAIMS

                             ----------------------

                  Company Withdraws Previous Earnings Guidance

LOUISVILLE, Ky. (October 10, 2002) - Kindred Healthcare, Inc. (the "Company") (NASDAQ: KIND) today announced that it will record approximately $55 million of additional costs for professional liability claims above its normal provision for the third quarter ended September 30, 2002. The additional claims costs are required based upon the results of a recently completed regular quarterly independent actuarial valuation. Substantially all of the additional claims costs relate to the Company's nursing center operations.

         The Company stated that these changes in estimate relate primarily to claims incurred in fiscal 2001 and 2002. The portion of the adjustment relating to a change in estimate for claims incurred in fiscal 2001 will approximate $25 million, while $30 million of the adjustment relates to a revision of the fiscal 2002 estimated cost for the nine months ended September 30, 2002. Claims cost estimates for years prior to fiscal 2001 remained relatively unchanged.

         The Company noted that the latest actuarial valuation indicated that substantially all of the cost increase for 2001 related to an increase in the average expected cost per claim. The actuarial valuation also indicated that the total number of expected claims that ultimately will be incurred in 2001 remained relatively unchanged from the previous valuation completed for the second quarter of this year. The actuarial cost estimate for the 2002 liability claims cost has been increased based upon the revised 2001 cost trend. In addition, approximately two-thirds of the adjustments for 2001 and 2002 related to the Company's operations in Florida.

         Based upon the actuarial valuation, the Company intends to accrue an additional $10 million of professional liability claims cost above its normal provision for the fourth quarter of 2002. The regular quarterly independent actuarial valuation will be performed at the end of the year.

         In light of the dramatic increase in professional liability costs in Florida, the Company is aggressively pursuing alternatives to reduce its exposure, including divesting its nursing center operations in Florida. The Company has contacted Ventas, Inc. ("Ventas")(NYSE: VTR), its primary landlord, to discuss the Company's strategic alternatives regarding its Florida

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operations. The Company operates 18 nursing centers in Florida, of which 15 are leased from Ventas.

         As previously disclosed in its Annual Report on Form 10-K, the Company insures a substantial portion of its professional liability risks through a wholly owned limited purpose insurance subsidiary, Cornerstone Insurance Company ("Cornerstone"). Coverage for losses in excess of those insured by Cornerstone are maintained through unaffiliated commercial insurance carriers. Aggregate professional liability costs were $34.3 million for the six months ended June 30, 2002 and $27.8 million for the six months ended June 30, 2001. For the year ended December 31, 2001, aggregate professional liability costs were $65.8 million.

         Provisions for loss for professional liability risks retained by Cornerstone are discounted based upon management's estimate of long-term investment yields and independent actuarial estimates of claim payment patterns. The interest rate used to discount funded professional liability risks is 5%. Amounts equal to the discounted loss provision are funded annually. The Company does not fund the portion of professional liability risks related to estimated claims that have been incurred but not reported. Accordingly, these liabilities are not discounted. Assets related to professional liability claims approximated $125.9 million at June 30, 2002 and $105.0 million at December 31, 2001. Reserves for professional liability risks were $176.6 million at June 30, 2002 and $163.3 million at December 31, 2001.

         Based upon the actuarial valuation, the Company expects to fund approximately $45 million of the previously discussed adjustments into Cornerstone no later than the first quarter of 2003. The Company believes that its current and expected cash levels will be adequate to fund its professional liability obligations for 2002. The Company also expects to be in compliance with the financial covenants under its revolving credit facility and senior secured notes agreement at September 30, 2002.

         The Company also stated that certain additional adjustments may be recorded in connection with asset valuations in the third quarter, including a write-down of the value of its nursing center operations in Florida. The Company also is reviewing the expected recoverability of recorded amounts of goodwill and may record a third quarter charge based on the results of the review.

Outlook Update

         The Company intends to revise its earnings guidance for fiscal 2002 at the time of its third quarter earnings release and is withdrawing its previously issued earnings guidance at this time.

         This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. All statements regarding the Company's expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as "anticipate," "approximate," "believe," "plan," "estimate," "expect," "projected," "could," "should," "will," "intend," "may" and other similar expressions, are forward-looking statements.

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         Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission.

         Factors that may affect the Company's plans or results include, without limitation, (a) the Company's ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas; (b) the Company's ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company's liquidity or results of operations;
(d) the Company's ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare professionals; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third-party payors, including the Medicare and Medicaid programs and the new prospective payment system for long-term acute care hospitals; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company's ability to control costs including labor and employee benefit costs, in response to the prospective payment systems, implementation of the Company's Corporate Integrity Agreement and other regulatory actions; (j) the Company's ability to comply with the terms of its Corporate Integrity Agreement; (k) the effect of a restatement of the Company's previously issued consolidated financial statements; (l) the Company's ability to integrate operations of acquired facilities; and (m) the increase in the costs of defending and insuring against alleged patient care liability claims and the Company's ability to predict the estimated costs related to such claims. Many of these factors are beyond the control of the Company and its management. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

         Kindred Healthcare, Inc. is a national provider of long-term healthcare services primarily operating nursing centers and hospitals.